                                                                   EXHIBIT 10(a)



                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of February 25, 2004

                                      Among

                             THE WALT DISNEY COMPANY

                                   as Borrower

                                       and

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                   as Lenders

                                       and

        BANC OF AMERICA SECURITIES LLC and CITIGROUP GLOBAL MARKETS, INC.

                 as Joint Lead Arrangers and Joint Book Managers

                                       and

                               CITICORP USA, INC.

                             as Administrative Agent

                                       and

                              BANK OF AMERICA, N.A.

                              as Syndication Agent

                                       and

                               BARCLAYS BANK, PLC,
                        BNP PARIBAS SA, HSBC BANK USA and
                               JPMORGAN CHASE BANK

                           as Co-Documentation Agents

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................    1

         SECTION 1.01 Certain Defined Terms.......................................................................    1
         SECTION 1.02 Computation of Time Periods.................................................................   12
         SECTION 1.03 Accounting Terms............................................................................   13

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES......................................................................   13

         SECTION 2.01 The Advances................................................................................   13
         SECTION 2.02 Making the Advances.........................................................................   13
         SECTION 2.03 Fees........................................................................................   15
         SECTION 2.04 Reduction of the Commitments................................................................   15
         SECTION 2.05 Repayment of Advances.......................................................................   15
         SECTION 2.06 Interest on Advances........................................................................   15
         SECTION 2.07 Additional Interest on Eurocurrency Rate Advances...........................................   16
         SECTION 2.08 Interest Rate Determination.................................................................   16
         SECTION 2.09 Optional Conversion of Advances.............................................................   17
         SECTION 2.10 Prepayments of Advances.....................................................................   18
         SECTION 2.11 Increased Costs.............................................................................   19
         SECTION 2.12 Illegality..................................................................................   20
         SECTION 2.13 Payments and Computations...................................................................   20
         SECTION 2.14 Taxes.......................................................................................   22
         SECTION 2.15 Sharing of Payments, Etc....................................................................   24
         SECTION 2.16 Mandatory Assignment by a Lender; Mitigation................................................   25
         SECTION 2.17 Evidence of Debt............................................................................   25
         SECTION 2.18 Use of Proceeds.............................................................................   26
         SECTION 2.19 Increase in the Aggregate Commitments.......................................................   26
         SECTION 2.20 Extension of Termination Date...............................................................   27

ARTICLE III AMOUNT AND TERMS OF LETTERS OF CREDIT AND PARTICIPATIONS THEREIN......................................   29

         SECTION 3.01 Letters of Credit...........................................................................   29
         SECTION 3.02 Limitation on the Issuance of Letters of Credit Denominated in Committed Currencies.........   31
         SECTION 3.03 Issuing the Letters of Credit...............................................................   31
         SECTION 3.04 Reimbursement Obligations...................................................................   31
         SECTION 3.05 Participations Purchased by the Lenders.....................................................   32
         SECTION 3.06 Letter of Credit Fees.......................................................................   32
         SECTION 3.07 Indemnification; Nature of the Issuing Banks' Duties........................................   33
         SECTION 3.08 Uniform Customs and Practice................................................................   34
         SECTION 3.09 Additional Issuing Banks....................................................................   34
         SECTION 3.10 Dollar Payment Obligation...................................................................   34
         SECTION 3.11 Survival of Provisions; Cash Collateral.....................................................   34

ARTICLE IV CONDITIONS OF EFFECTIVENESS AND LENDING................................................................   35

         SECTION 4.01 Conditions Precedent to Effectiveness of Section 2.01.......................................   35
         SECTION 4.02 Conditions Precedent to Each Borrowing/Issuance.............................................   35
         SECTION 4.03 Determinations Under Section 4.01...........................................................   36

ARTICLE V REPRESENTATIONS AND WARRANTIES..........................................................................    36

         SECTION 5.01 Representations and Warranties of the Borrower..............................................    36
         SECTION 5.02 Additional Representations and Warranties of the Borrower as of Each Increase Date and
                  Each Extension Date.............................................................................    37

ARTICLE VI COVENANTS OF THE BORROWER..............................................................................    38

         SECTION 6.01 Affirmative Covenants.......................................................................    38
         SECTION 6.02 Negative Covenants..........................................................................    39

ARTICLE VII EVENTS OF DEFAULT.....................................................................................    40

         SECTION 7.01 Events of Default...........................................................................    40

ARTICLE VIII THE ADMINISTRATIVE AGENT.............................................................................    41

         SECTION 8.01 Authorization and Action....................................................................    41
         SECTION 8.02 Administrative Agent's Reliance, Etc........................................................    42
         SECTION 8.03 CUSA and Affiliates.........................................................................    42
         SECTION 8.04 Lender Credit Decision......................................................................    43
         SECTION 8.05 Indemnification.............................................................................    43
         SECTION 8.06 Successor Administrative Agent..............................................................    43
         SECTION 8.07 Sub-Agent...................................................................................    44

ARTICLE IX MISCELLANEOUS..........................................................................................    44

         SECTION 9.01 Amendments, Etc.............................................................................    44
         SECTION 9.02 Notices, Etc................................................................................    44
         SECTION 9.03 No Waiver; Remedies.........................................................................    46
         SECTION 9.04 Costs and Expenses..........................................................................    46
         SECTION 9.05 Right of Set-off............................................................................    46
         SECTION 9.06 Binding Effect..............................................................................    47
         SECTION 9.07 Assignments and Participations..............................................................    47
         SECTION 9.08 Indemnification.............................................................................    49
         SECTION 9.09 Confidentiality.............................................................................    50
         SECTION 9.10 Patriot Act.................................................................................    50
         SECTION 9.11 Judgment....................................................................................    50
         SECTION 9.12 Consent to Jurisdiction and Service of Process..............................................    51
         SECTION 9.13 Substitution of Currency....................................................................    51
         SECTION 9.14 Governing Law...............................................................................    52
         SECTION 9.15 Execution in Counterparts...................................................................    52
         SECTION 9.16 Severability................................................................................    52

SCHEDULE

Schedule I    -        List of Applicable Lending Offices

Schedule II   -        LC Commitments

Schedule III  -        Existing LCs

EXHIBITS

Exhibit A-1   -        Form of Notice of Borrowing

Exhibit A-2   -        Form of Notice of Letter of Credit Request

Exhibit B     -        Form of Assignment and Acceptance

Exhibit C     -        Form of Opinion of Deputy General Counsel of the Borrower

Exhibit D-1   -        Form of Foreign Lender Certificate

Exhibit D-2   -        Form of Foreign Lender Certificate

                           FIVE-YEAR CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 25, 2004

            THE WALT DISNEY COMPANY, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof under the heading "The Initial Lenders", the Issuing Banks (as defined herein), CITICORP USA, INC., a Delaware corporation ("CUSA"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) and the Issuing Banks hereunder, BANK OF AMERICA, N.A., as syndication agent (the "SYNDICATION AGENT"), BANC OF AMERICA SECURITIES LLC and CITIGROUP GLOBAL MARKETS, INC., as Joint Lead Arrangers and Joint Book Managers (the "ARRANGERS"), and BARCLAYS BANK PLC, BNP PARIBAS SA, HSBC BANK USA and JPMORGAN CHASE BANK, as co-documentation agents (the "CO-DOCUMENTATION AGENTS") for the Lenders hereunder, hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01 Certain Defined Terms.

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ABC" means ABC, Inc., a New York corporation and a wholly owned Subsidiary of the Borrower, or any successor thereto.

            "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means (a) in the case of Advances denominated in Dollars, the account of the Administrative Agent maintained by the Administrative Agent at the office of Citibank at 399 Park Avenue, New York, New York 10043, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent, as the Administrative Agent shall notify in writing the Borrower and the Lenders from time to time, and (c) in any such case, such other account of the Administrative Agent or the Sub-Agent, as the case may be, as the Administrative Agent or the Sub-Agent shall notify in writing the Borrower and the Lenders from time to time.

            "ADVANCE" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a "Type" of Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

            "AGREEMENT" means this Five-Year Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with Section 9.01.

            "ANNIVERSARY DATE" means February 25, 2005 and February 25 in each succeeding calendar year occurring during the term of this Agreement.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit B hereto.

            "ASSUMING LENDER" has the meaning specified in Section 2.19(d).

            "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.19(d)(ii).

            AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in Section 3.01(d).

            "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "BASE RATE" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times for such day during such period be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate in effect for such day; and

                  (b) 0.50% per annum above the Federal Funds Rate for such day.

            "BASE RATE ADVANCE" means an Advance which bears interest as provided in Section 2.06(a)(i).

            "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Los Angeles, California, or New York City, New York, or San Francisco, California, or, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market.

            "CITIBANK" means Citibank, N.A., a national banking association.

            "CO-DOCUMENTATION AGENTS" has the meaning specified in the recital of parties to this Agreement.

            "COMMITMENT" has the meaning specified in Section 2.01.

            "COMMITMENT DATE" has the meaning specified in Section 2.19(b).

            "COMMITMENT INCREASE" has the meaning specified in Section 2.19(a).

            "COMMITTED CURRENCIES" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Japan and lawful currency of the European Economic and Monetary Union.

            "CONSOLIDATED EBITDA" means, for any period, (a) net income or net loss, as the case may be, of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP for such period, plus (b) the sum of all amounts which, in the determination of such consolidated net income or net loss, as the case may be, for such period, have been deducted for (i) Consolidated Interest Expense, (ii) consolidated income tax expense, (iii) consolidated depreciation expense, and (iv) consolidated amortization expense, in each case determined in accordance with GAAP for such period.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense of the Borrower and its Subsidiaries with respect to all outstanding Debt of the Borrower and its Subsidiaries during such period, all as determined on a consolidated basis for such period and in accordance with GAAP for such period.

            "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section
      2.08 or 2.09.

            "CUSA" has the meaning specified in the recital of parties to this Agreement.

            "DEBT" means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above.

            "DECLINING LENDER" has the meaning specified in Section 2.20(b).

            "DISNEY" means Disney Enterprises, Inc., a Delaware corporation and a wholly owned Subsidiary of the Borrower, or any successor thereto.

            "DOLLARS" and the "$" sign each means lawful currency of the United States.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

            "EFFECTIVE DATE" has the meaning specified in Section 3.01.

            "ELIGIBLE ASSIGNEE" means (a) a Lender or any Affiliate of a Lender or (b) any bank or other financial institution, or any other Person, which has been approved in writing by the Borrower, the Administrative Agent and each Issuing Bank as an Eligible Assignee for purposes of this Agreement; provided, however, that none of the Borrower's approval, the Administrative Agent's approval or any Issuing Bank's approval shall be unreasonably withheld; and provided further, however, that the Borrower may withhold its approval if the Borrower reasonably believes that an assignment to such Eligible Assignee pursuant to Section 9.07 will result in the incurrence of increased costs payable by the Borrower pursuant to
      Section 2.11 or 2.14.

            "ENVIRONMENTAL CLAIM" means any administrative, regulatory or judicial action, suit, demand, claim, lien, notice or proceeding relating to any Environmental Law or any Environmental Permit.

            "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code or duly promulgated policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, including any order, consent decree or judgment, relating to the environment, health, safety or any Hazardous Material.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

            "EQUIVALENT" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Committed Currency in London at or about 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Committed Currency for Dollars in London at or about 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended.

            "ERISA EVENT" means: (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation or (ii) the provisions of paragraph
      (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are applicable with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations by the Borrower or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan described in Section 302(f)(1)(A) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

            "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EUROCURRENCY LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

            "EUROCURRENCY RATE" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency, as the case may be, at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period divided by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period (provided, that, if for any reason such rate is not available, the term "Eurocurrency Rate" shall mean, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, (a) an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to such Reference Bank's (or, in the case of Citibank, CUSA's) Eurocurrency Rate Advance comprising part of such Borrowing divided by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period). In the event that the Eurocurrency Rate is to be determined by the Reference Banks, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

            "EUROCURRENCY RATE ADVANCE" means an Advance denominated in Dollars or a Committed Currency which bears interest as provided in Section 2.06(a)(ii).

            "EUROCURRENCY RATE MARGIN" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

   PUBLIC DEBT RATING
      S&P/MOODY'S                                         APPLICABLE MARGIN
-------------------------                                 -----------------
Level 1
AA-/Aa3 or above                                                0.115%
Level 2
Lower than AA-/Aa3 but                                          0.130%
at least A/A2
Level 3
Lower than A/A2 but                                             0.140%
at least A-/A3

Level 4
Lower than A-/A3 but                                            0.165%
at least BBB+/Baa1
Level 5
Lower than BBB+/Baa1 or no                                      0.300%
Public Debt Rating in effect

            "EUROCURRENCY RATE RESERVE PERCENTAGE" means, with respect to any Lender for any Interest Period for any Eurocurrency Rate Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

            "EURO DISNEY ENTITY" means any Subsidiary of the Borrower and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational, commercial and residential facilities and complex, or any part thereof or any addition thereto, commonly known as `Euro Disney', `Euro Disneyland' or `Disneyland Resort Paris', located in Marne-la-Vallee, France, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Euro Disney Investments, Inc., EDL S.N.C. Corporation, Euro Disney Associes S.N.C., Euro Disneyland SNC, Euro Disney SCA, Euro Disneyland Participations S.A.., Euro Disney S.A.., EDL Holding Company, EDL Participations S.A.., Centre de Congres Newport S.A.S., Euro Disneyland Imagineering S.a.r.l. and Societe de Gerance d'Euro Disneyland SA.

            "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.

            "EXCLUDED ENTITY" means each of the Euro Disney Entities, the Hong Kong Disneyland Entities and the Specified Project Entities.

            "EXISTING LETTERS OF CREDIT" means the outstanding letters of credit originally issued under the Replaced Loan Agreements and identified on
      Schedule III hereto.

            "EXTENSION DATE" has the meaning specified in Section 2.20(b).

            "EXTENDING LENDER" has the meaning specified in Section 2.20(b).

            "FACILITY FEE PERCENTAGE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

      PUBLIC DEBT RATING
          S&P/MOODY'S                                         PERCENTAGE
------------------------------                                ----------
Level 1
AA-/Aa3 or above                                                0.060%

      PUBLIC DEBT RATING
          S&P/MOODY'S                                         PERCENTAGE
------------------------------                                ----------
Level 2
Lower than AA-/Aa3 but                                          0.070%
at least A/A2
Level 3
Lower than A/A2 but                                             0.085%
at least A-/A3
Level 4
Lower than A-/A3 but                                            0.110%
at least BBB+/Baa1
Level 5
Lower than BBB+/Baa1 or                                         0.150%
no Public Debt Rating in effect

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

            "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the audited financial statements referred to in Section 5.01(c) dated September 30, 2003, subject, however, to the provisions of Section 1.03.

            "HAZARDOUS MATERIAL" means (a) any petroleum or petroleum product, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, or radon gas, (b) any substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law or (c) any other substance exposure to which is regulated by any governmental or regulatory authority.

            "HONG KONG DISNEYLAND ENTITY" means any Subsidiary of the Borrower and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as `Hong Kong Disney', `Hong Kong Disneyland' or `Disneyland Resort Hong Kong' located at Penny's Bay on Lantau Island, Hong Kong, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited, and Walt Disney Holdings (Hong Kong) Limited.

            "INCREASE DATE" has the meaning specified in Section 2.19(a).

            "INCREASING LENDER" has the meaning specified in Section 2.19(b).

            "INDEMNIFIED MATTERS" has the meaning specified in Section 9.08.

            "INDEMNIFIED PARTY" has the meaning specified in Section 9.08.

            "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

            "INTEREST PERIOD" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or on the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, if generally available to all of the Lenders, nine or twelve months as the Borrower may, upon notice received by the Administrative Agent not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period for each Eurocurrency Rate Advance denominated in any Committed Currency, or (y) 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period for each Eurocurrency Rate Advance denominated in Dollars, select; provided, however, that:

                  (i) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

                  (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (iv) the Borrower may not select for any Advance any Interest Period which ends after the scheduled Termination Date then in effect.

            "IRS" has the meaning specified in Section 2.14(e).

            "ISSUE" means, with respect to any Letter of Credit, either to issue, or to increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have corresponding meanings. For the avoidance of doubt, the renewal of an Auto Renewal Letter of Credit shall not be deemed to be an Issuance.

            "ISSUING BANK" means Standard Chartered Bank, BNP Paribas or any other Lender which agrees to become, and is designated as an Issuing Bank under Section 3.09(a) or any Affiliate thereof as agreed to from time to time by the Borrower and such Issuing Bank, that may from time to time Issue Letters of Credit for the account of the Borrower.

            "ISSUING COMMITMENT" means, as to any Issuing Bank, the amount set forth opposite such Issuing Bank's name on Schedule II hereto under the caption "Issuing Commitment," as it may change pursuant to Section 3.09(b).

            "LC COLLATERAL ACCOUNT" means a deposit account to be designated by the Administrative Agent from time to time.

            "LC COMMITMENT" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule II hereto under the caption "LC Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender with respect thereto in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) hereof.

            "LC COMMITMENT PERCENTAGE" means, with respect to each Lender, the percentage which the then existing LC Commitment of such Lender is of the LC Commitments of all Lenders; provided, however, that when used with respect to Letters of Credit which expire after the Termination Date has occurred, the LC Commitment Percentage of each Lender shall be the percentage, immediately prior to the Termination Date, that such Lender's LC Commitment is of the LC Commitment of all Lenders.

            "LENDERS" means, collectively, each Initial Lender, to the extent applicable, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.19 or 2.20 and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07; provided, however, that for purposes of any determination to be made under Section 2.07, 2.11, 2.12 or 9.04(b) with respect to CUSA, in its capacity as Lender, the term "Lenders" shall be deemed to include Citibank.

            "LETTER OF CREDIT" means a letter of credit or other credit support instrument issued as credit support for the obligations of, or for the account of, the Borrower or any of its Subsidiaries.

            "LETTER OF CREDIT LIABILITY" means, as of any date of determination, all then existing liabilities of the Borrower to the Issuing Banks in respect of the Letters of Credit, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount (the determination of such maximum amount to assume compliance with all conditions for drawing) then available to be drawn under such Letters of Credit (including without limitation, amounts available under such Letters of Credit for which a draft has been presented but not yet honored) and (ii) the aggregate amount which has then been paid by and not been reimbursed to, the Issuing Banks under such Letters of Credit. For the purposes of determining the Letter of Credit Liability, the face amount of Letters of Credit outstanding in any Committed Currency shall be expressed as the Equivalent in Dollars of such Committed Currency.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement which has the same effect as a lien or security interest.

            "MAJORITY LENDERS" means, at any time, Lenders owed at least a majority in interest of the aggregate unpaid principal amount of the Advances owing to the Lenders at such time, or, if no such principal amount is outstanding at such time, Lenders having at least a majority in interest of the Commitments at such time; provided, however, that neither the Borrower nor any of its Affiliates, if a Lender, shall be included in the determination of the Majority Lenders at any time. For the purposes of this definition, the aggregate principal amount of Letter of Credit Liability owing to each Issuing Bank shall be considered Advances to be owed to the Lenders ratably in accordance with their respective Commitments.

            "MATERIAL SUBSIDIARY" means, at any date of determination, a Subsidiary of the Borrower that, either individually or together with its Subsidiaries, taken as a whole, has total assets exceeding $100,000,000 on such date.

            "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower on or immediately prior to such date.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NOTE" has the meaning specified in Section 2.17.

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "NOTICE OF LETTER OF CREDIT REQUEST" has the meaning set forth in
      Section 3.03.

            "OTHER TAXES" has the meaning specified in Section 2.14(b).

            "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 and all other laws and regulations relating to money-laundering and terrorist activities.

            "PAYMENT OFFICE" means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Administrative Agent and notified by the Administrative Agent to the Borrower and the Lenders.

            "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PUBLIC DEBT RATING" means, as of any date of determination, the higher rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured public debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Eurocurrency Rate Margin and the Facility Fee Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Eurocurrency Rate Margin and the Facility Fee Percentage will be set in accordance with Level 5 under the definition of "Eurocurrency Rate Margin" or "Facility Fee Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Eurocurrency Rate Margin and the Facility Fee Percentage shall be based upon the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "REFERENCE BANKS" means Citibank, Bank of America, N.A., Barclays Bank Plc and BNP Paribas, or, in the event that fewer than two of such banks remain Lenders hereunder at any time, any other commercial bank designated by the Borrower and approved by the Majority Lenders as constituting a "Reference Bank" hereunder.

            "REGISTER" has the meaning specified in Section 9.07(c).

            "REPLACED LOAN AGREEMENTS" means, collectively, (a) the Amended and Restated 364-Day Credit Agreement dated as of February 26, 2003, as amended, among the Borrower, the lenders party thereto and Citicorp USA, Inc., as administrative agent, and (b) the Five-Year Credit Agreement, dated as of March 8, 2000, as amended, among the Borrower, the lenders party thereto and Citicorp USA, Inc., as administrative agent.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "SEC" has the meaning specified in Section 6.01(e)(i).

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SPECIFIED PROJECT ENTITY" means:

            (a)   DVD Financing, Inc.;

            (b) each Affiliate of the Borrower organized after the Closing Date (or whose business commenced after the Closing Date) and any other Person organized after the Closing Date (or whose business commenced after the Closing Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, in each case, if:

                  (i) such Affiliate or other Person has incurred Debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project ("PROJECT DEBT");

                  (ii) except for customary guaranties, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Borrower or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and

                  (iii) the property over which Liens are granted to secure such
            Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Borrower referred to in clause (c) below; and

            (c) each Affiliate of the Borrower organized after the Closing Date (or whose business commenced after the Closing Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (b) above.

            "SUB-AGENT" means Citibank International plc.

            "SUBSIDIARY" means with respect to any Person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a "NON-CORPORATE ENTITY"), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such Person. In the case of a Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person's ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be `interests having ordinary voting power'.

            "TAXES" has the meaning specified in Section 2.14(a).

            "TERMINATION DATE" means the earlier of (a) February 24, 2009, subject to the extension thereof pursuant to Section 2.20, and (b) the date of termination in whole of the aggregate Commitments and LC Commitments pursuant to Section 2.04 or 7.01; provided, however, that the Termination Date of any Lender that is a Declining Lender in connection with any requested extension pursuant to Section 2.20 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

            "364-DAY CREDIT AGREEMENT" means the 364-Day Credit Agreement dated as of February 25, 2004 among the Borrower, the banks, financial institutions and other institutional lenders party thereto, CUSA, as administrative agent thereunder, Bank of America, N.A., as syndication agent, and Barclays Bank Plc, BNP Paribas SA, HSBC Bank USA and JPMorgan Chase Bank, as co-documentation agents thereunder, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time.

            "TYPE" has the meaning specified in the definition of "Advance".

            "UNITED STATES" and "U.S." each means the United States of America.

            "UTILIZATION FEE" has the meaning specified in Section 2.03(b).

            SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "until" each means "to but excluding".

            SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.01(c) dated September 30, 2003 hereafter occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants or the terms related thereto contained in this Agreement, the Borrower shall, at its option, (i) furnish to the Administrative Agent, together with each delivery of the consolidated financial statements of the Borrower and its subsidiaries required to be delivered pursuant to Section 6.01(e), a written reconciliation setting forth the differences that would have resulted if such financial statements had been prepared utilizing accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.01(c) dated September 30, 2003 or (ii) enter into negotiations with the Administrative Agent and the Lenders to amend such financial covenants or terms equitably to reflect such changes so that the criteria for evaluating the financial condition of the Borrower and its subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that at all times in the case of clause (i) above, and in the case of clause (ii) above until the amendment referred to in such clause (ii) becomes effective, all covenants and related calculations under this Agreement shall be performed, observed and determined as though no such changes in accounting principles had been made.

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Advances denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed at any time outstanding the Dollar amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth as the Commitment of such Lender in such Assumption Agreement or, if such Lender has entered into an Assignment and Acceptance the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.19 (such Lender's "COMMITMENT"), provided, that, the Lenders shall not be obligated to, and shall not, make any Advances as part of a Borrowing if after giving effect to such Borrowing the sum of the then outstanding aggregate amount of all Borrowings, and the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the aggregate amount of the Commitments then in effect. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in any Committed Currency determined on the date of delivery of the applicable Notice of Borrowing); provided, that, in the case of any Borrowing made for the purpose of reimbursing a drawing under any Letter of Credit, (A) the aggregate amount of such Borrowing shall be not less than $1,000,000 and (B) if the aggregate amount of such Borrowing is less than $20,000,000, such Borrowing shall consist solely of Base Rate Advances. Except as set forth in clause (B) of the preceding sentence, each Borrowing shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower from time to time may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

            SECTION 2.02 Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the same Business Day as the date of a proposed Borrowing comprised of Base Rate Advances, (y) 11:00 A.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing comprised of Eurocurrency Rate Advances denominated in any

Committed Currency, or (z) 1:00 P.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing comprised of Eurocurrency Rate Advances denominated in Dollars, by the Borrower to the Administrative Agent (and, in the case of a Borrowing consisting in Eurocurrency Rate Advances denominated in any Committed Currency, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telecopier, or by telephone, confirmed immediately by telecopier, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Lender shall, before (A) 1:00 P.M. (New York City time) on the date of such Borrowing consisting of Advances denominated in Dollars or (B) 1:00 P.M. (London time) on the date of such Borrowing consisting of Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's (or the Sub-Agent's, as the case may be) Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower at the office where the Administrative Agent's (or the Sub-Agent's, as the case may be) Account is maintained.

            (b) Anything in subsection (a) above or Section 2.01 to the contrary notwithstanding, the Borrower may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $20,000,000 (or the Equivalent thereof in any Committed Currency determined on the date of delivery of the applicable Notice of Borrowing) or if the obligation of the Lenders to make Eurocurrency Rate Advances shall be suspended at such time pursuant to Section 2.08.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies as to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Committed Currencies; provided, however, that (i) within two Business Days after any Lender shall fail to make such ratable portion available to the Administrative Agent, the Administrative Agent shall notify the Borrower of such failure and
(ii) if such Lender shall not have paid such corresponding amount to the Administrative Agent within two Business Days after such demand is made of such Lender by the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith, upon demand by the Administrative Agent to the Borrower, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Advances comprising such Borrowing. If and to the extent such corresponding amount shall be paid by such Lender to the Administrative Agent in accordance with this Section 2.02(d), such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes of this Agreement.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03 Fees. (a) Facility Fee. The Borrower agrees to pay to each Lender a facility fee on the average daily amount (whether used or unused) of such Lender's Commitment from the Effective Date, in the case of each Initial Lender, and from the later of (a) the Effective Date and (b) the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until, in each case, the Termination Date, payable quarterly in arrears on the first Business Day of each January, April, July and October during the term of such Lender's Commitment, commencing April 1, 2004, and on the Termination Date, at the rate per annum equal to the Facility Fee Percentage in effect from time to time.

            (b) Utilization Fee. For each day on which the sum of (i) the outstanding Advances and (ii) the Letter of Credit Liability exceeds 50% of the Commitments, the Borrower agrees to pay to the Agent for the account of each Lender, a utilization fee equal to the quotient obtained by dividing (A) the product of (1)the sum of (a) the Letter of Credit Liability on such day and (b) the difference between the aggregate outstanding Advances on such day and the outstanding Base Rate Advances on such day and (2) 0.125% by (B) 365 (or, for any such day in a leap year, 366). This Utilization Fee shall be paid quarterly in arrears on the first Business Day of each January, April, July and October of each year, and on the Termination Date.

            SECTION 2.04 Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and; provided, further, that after giving effect to any such partial reduction, the total Commitments shall not be less than the sum of (i) the then outstanding aggregate amount of Advances and (ii) the greater of
(x) Letter of Credit Liability or (y) aggregate amount of LC Commitments. Once terminated, such Commitments may not be reinstated.

            SECTION 2.05 Repayment of Advances. The Borrower shall repay to each Lender on the Termination Date the aggregate principal amount of the Advances owing to such Lender on such date.

            SECTION 2.06 Interest on Advances. (a) Scheduled Interest. The Borrower shall pay to each Lender interest on the unpaid principal amount of each Advance owing to such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the first Business Day of each January, April, July and October during such periods and on the date such Base Rate Advance shall be Converted or paid in full and, for the avoidance of doubt, a Utilization Fee shall not be payable during such periods as such Advance is a Base Rate Advance.

                  (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance and (B) the Eurocurrency Rate Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs three months and, if applicable, six months, nine months and twelve months after the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full .

            (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to
(i) in the case of any amount of principal, the greater of (x) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the Base Rate in effect from time to time and (ii) to the fullest extent permitted by law, in the case of all other amounts, 2% per annum above the Base Rate in effect from time to time.

            SECTION 2.07 Additional Interest on Eurocurrency Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the applicable Interest Period for such Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified in reasonable detail to the Borrower through the Administrative Agent.

            SECTION 2.08 Interest Rate Determination. (a) To the extent required, each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (a)(ii), and, if applicable, the rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

            (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for purposes of determining the Eurocurrency Rate for any Eurocurrency Rate Advances, (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances, (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (d) If, with respect to any Eurocurrency Rate Advances, the Majority Lenders notify the Administrative Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Eurocurrency Rate Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders (which cost each such Majority Lender reasonably determines in good faith is material) of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon, unless the Eurocurrency Rate Margin shall be increased to reflect such costs as determined by such Majority Lenders and as agreed by the Borrower, (A) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and (B) the Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) redenominate such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances. The Administrative Agent shall use reasonable efforts to determine from time to time whether the circumstances causing such suspension no longer exist and, promptly after the Administrative Agent knows that the circumstances causing such suspension no longer exist, the Administrative Agent shall so notify the Borrower and the Lenders.

            (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances.

            (f) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such Eurocurrency Rate Advances shall automatically Convert into Base Rate Advances and, on and after such date, the right of the Borrower to Convert such Advances into Eurocurrency Rate Advances shall terminate; provided, however, that if and so long as each such Eurocurrency Rate Advance shall have the same Interest Period as Eurocurrency Rate Advances comprising another Borrowing or Borrowings, and the aggregate unpaid principal amount of all such Eurocurrency Rate Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such Eurocurrency Rate Advances as, or to Convert all such Advances into, Eurocurrency Rate Advances having such Interest Period.

            (g) Upon the occurrence and during the continuance of any Event of Default under Section 7.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

            SECTION 2.09 Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than
(i) 11:00 A.M. (New York City time) on the same Business Day as the date of the proposed Conversion in the case of a Conversion of Eurocurrency Rate Advances into Base Rate Advances, and (ii) 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurocurrency Rate Advances or of Eurocurrency Rate Advances of one Interest Period into Eurocurrency Rate Advances of another Interest Period, as the case may be, and subject to the provisions of Sections 2.08, 2.09 and 2.12, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of any

Eurocurrency Rate Advances into Base Rate Advances or into Eurocurrency Rate Advances of another Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Rate Advances. Promptly upon receipt from the Borrower of a notice of a proposed Conversion hereunder, the Administrative Agent shall give notice of such proposed Conversion to each Lender. Each such notice of a Conversion shall, within the restrictions set forth above, specify (x) the date of such Conversion (which shall be a Business
Day), (y) the Advances to be Converted, and (z) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. The Borrower may Convert all Eurocurrency Rate Advances of any one Lender into Base Rate Advances of such Lender in accordance with the provisions of Section 2.12 by complying with the procedures set forth therein and in this
Section 2.09 as though each reference in this Section 2.09 to Advances denominated in Dollars of any Type was to such Advances of such Lender. Each such notice of Conversion shall, subject to the provisions of Sections 2.08 and 2.12, be irrevocable and binding on the Borrower.

            SECTION 2.10 Prepayments of Advances. (a) Optional. The Borrower may, upon not less than (i) the same Business Day's notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Base Rate Advances, (ii) three Business Days' notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (iii) three Business Days' notice to the Administrative Agent received not later than 1:00 P.M. (New York City time) in the case of Borrowings consisting of Eurocurrency Rate Advances denominated in Dollars, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances constituting part of the same Borrowings in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in a Committed Currency determined on the date notice of prepayment is given), and (y) in the case of any such prepayment of Eurocurrency Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b).

            (b) Mandatory. (i) If, the Administrative Agent notifies the Borrower in writing that, on any date, the sum of (A) the aggregate principal amount of all Advances and Letter of Credit Liabilities denominated in Dollars then outstanding and (B) the Equivalent in Dollars (determined on the third Business Day prior to such date) of the aggregate principal amount of all Advances and Letter of Credit Liabilities denominated in Committed Currencies then outstanding exceeds 102% of the aggregate Commitments of the Lenders on such date, the Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances, and to the extent necessary, deposit into the LC Collateral Account in Dollars, an amount (which amount shall be held by the Administrative Agent, for the benefit of the Lenders, as cash collateral for the Borrower's obligations with respect to outstanding Letters of Credit) necessary so that, after giving effect to such prepayment of Advances and such deposit, the sum of (A) and (B) above less the amount deposited in the LC Collateral Account does not exceed 100% of the aggregate Commitments of the Lenders on such date as set forth in the written notice from the Administrative Agent to the Borrower pursuant to the terms hereof. Any such amounts on deposit with the Administrative Agent as cash collateral in the LC Collateral Account shall (so long as no Event of Default has occurred and is continuing) be released to the Borrower on the date on which the sum of (A) and (B) above does not exceed 100% of the sum of the aggregate Commitments of the Lenders and the amount on deposit in the LC Collateral Account (after giving effect to any proposed release) on such date. In connection therewith, upon the request of the Administrative Agent the Borrower shall open the LC Collateral Account with the Administrative Agent and enter into such documents relating thereto as are reasonably requested by the Administrative Agent.

                  (ii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period, with any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(b). The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders.

            SECTION 2.11 Increased Costs. (a) If after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any hereafter promulgated guideline or request from any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), which guideline or request either (x) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by or deposits in or for the account of, any Lender or (y) imposes on any Lender any other condition regarding this Agreement or any collateral thereon, there shall be any increase in the cost (excluding any allocation of corporate overhead) to the Issuing Banks or any Lender (which cost such Issuing Bank or such Lender reasonably determines in good faith is material) of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or issuing, or purchasing participations in, the Letters of Credit, then such Issuing Bank or such Lender shall so notify the Borrower promptly after such Issuing Bank or such Lender knows of such increased cost and determines that such cost is material and the Borrower shall from time to time, upon demand by such Issuing Bank or such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Issuing Bank or such Lender additional amounts sufficient to compensate such Issuing Bank or such Lender for such increased cost. A certificate of such Issuing Bank or such Lender as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Issuing Bank's or such Lender's method of allocating such costs is fair and reasonable and that such Issuing Bank's or such Lender's demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Administrative Agent by such Issuing Bank or such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, after the date hereof, either (i) the introduction of or change in or in the interpretation of any law or regulation or (ii) the compliance by any Issuing Bank or any Lender with any hereafter promulgated guideline or request from any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Issuing Bank or such Lender or any entity controlling such Issuing Bank or such Lender and the amount of such capital is materially increased by or based upon the existence of such Issuing Bank's or such Lender's commitment to lend hereunder and other commitments of this type, then such Issuing Bank or such Lender shall so notify the Borrower promptly after such Issuing Bank or such Lender makes such determination and, upon demand by such Issuing Bank or such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Lender within five days from the date of such demand, from time to time as specified by such Issuing Bank or such Lender, additional amounts sufficient to compensate such Issuing Bank or such Lender or such corporation in the light of such circumstances, to the extent that such Issuing Bank or such Lender reasonably determines such increase in capital to be allocable to the existence of such Issuing Bank's or such Lender's commitment to lend hereunder. A certificate of such Issuing Bank or such Lender as to such amount in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Issuing Bank's or such Lender's method of allocating such increase of capital is fair and reasonable and that such Issuing Bank's or Lender's demand for payment of such increase of capital hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Administrative Agent by such Issuing Bank or such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (c)   The Borrower shall not be obligated to pay under this Section
2.11 any amounts which relate to costs or increases of capital incurred prior to the 12 months immediately preceding the date of demand for payment of such amounts, unless the applicable law, regulation, guideline or request resulting in such costs or increases of capital is imposed retroactively. In the case of any law, regulation, guideline or request which is imposed retroactively, the Issuing Bank or Lender making demand for payment of any amount under this
Section 2.11 shall notify the Borrower not later than 12 months from the date that such Issuing Bank or such Lender should reasonably have known of such law, regulation, guideline or request and the Borrower's obligation to compensate such Issuing Bank or such Lender for such amount is contingent upon such Issuing Bank or such Lender so notifying the Borrower; provided, however, that any failure by such Issuing Bank or such Lender to provide such notice shall not affect the Borrower's obligations under this Section 2.11 with respect to amounts resulting from costs or increases of capital incurred after the date which occurs 12 months immediately preceding the date on which such Issuing Bank or such Lender notified the Borrower of such law, regulation, guideline or request.

            (d) If any Issuing Bank or any Lender shall subsequently recoup any costs (other than from the Borrower) for which such Issuing Bank or such Lender has theretofore been compensated by the Borrower under this Section 2.11, such Issuing Bank or such Lender shall remit to the Borrower an amount equal to the amount of such recoupment. Amounts required to be paid by the Borrower pursuant to this Section 2.11 shall be paid in addition to, and without duplication of, any amounts required to be paid pursuant to Section 2.14.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full (after the Termination
Date) of all payment obligations of the Borrower in respect of Advances or Letters of Credit hereunder.

            SECTION 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency, (a) the obligation of such Lender to make, or to Convert Base Rate Advances into, Eurocurrency Rate Advances shall be suspended until such Lender shall notify the Administrative Agent, and the Administrative Agent shall notify the Borrower and the other Lenders (which notice shall be given promptly after the Administrative Agent knows that the circumstances causing such suspension no longer exist) that the circumstances causing such suspension no longer exist, and (b) the Borrower shall forthwith prepay in full all Eurocurrency Rate Advances of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent or, if permitted by law, on and as of the last day of the then existing Interest Period for such Eurocurrency Rate Advances, (i) if such Eurocurrency Rate Advance is denominated in Dollars, Converts it into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.06(a)(i), and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, redenominates it into an Equivalent amount of Dollars and Converts it into a Base Rate Advance or an Advance that bears interest at the rate set forth in
Section 2.06(a)(i).

            SECTION 2.13 Payments and Computations. (a) The Borrower shall make each payment hereunder (and under the Notes, if any), irrespective of any right of set-off or counterclaim, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (New York City time) on the day when due, in Dollars (i) to the Administrative Agent at the Administrative Agent's (or Sub-Agent's) Account in same day funds, or (ii) to the Issuing Bank at its address referred to in Section 9.02 in same day funds, in respect of payments to reimburse the Issuing Banks for payments under Letters of Credit and the payments under Section 3.06(b). The Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due, in such Committed Currency to the Administrative Agent, by deposit of such funds to the Administrative Agent's (or Sub-Agent's) Account in same day funds. The Borrower shall make each payment hereunder with respect to reimbursement of a Letter of Credit denominated in a Committed Currency, (A) in such Committed Currency, at the office designated therefor by the respective Issuing Bank so long as such payment is made by the close of business on the Business Day when due and (B) thereafter in Dollars (at the then Dollar Equivalent of the amount due on such preceding Business Day), by 11:00 A.M. (New York City time) to the respective Issuing Bank at its address referred to in Section 9.02 in same day funds as provided in Section 3.10 below. The Administrative Agent or the respective Issuing Bank, as the case may be, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Sections 2.07, 2.11, 2.14, 3.04, 9.04 and 9.08) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Issuing Bank or Lender to such Issuing Bank or Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.19 or an extension of the Termination Date pursuant to Section 2.20, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, or the respective Issuing Bank, as the case may be, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent or the respective Issuing Bank, as the case may be, shall make all payments hereunder and under the Notes, if any, issued in connection therewith in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on clause (a) of the definition of "Base Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent, and all computations of additional interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with such market practice after notification of the Borrower), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

            (d) Unless the Administrative Agent or the respective Issuing Bank shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent or the respective Issuing Bank on such date and the Administrative Agent or the respective Issuing Bank may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent or the respective Issuing Bank, each Lender shall repay to the Administrative Agent or the respective Issuing Bank, forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent or the respective Issuing Bank, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances or Letters of Credit denominated in Committed Currencies.

            SECTION 2.14 Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes, if any, shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent or any Issuing Bank (as the case may be), taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Administrative Agent or such Issuing Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction in which such Lender, the Administrative Agent or such Issuing Bank (as the case may be) is doing business that is unrelated to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Administrative Agent or any Issuing Bank (as the case may be), (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender, the Administrative Agent or such Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes, if any, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, if any (hereinafter referred to as "OTHER TAXES").

            (c) The Borrower will indemnify each Lender and the Administrative Agent or each Issuing Bank (as the case may be) for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender, the Administrative Agent or such Issuing Bank (as the case may be) and any liability (including penalties to the extent not imposed as a result of such Lender's, the Administrative Agent's or such Issuing Bank's (as the case may be) gross negligence or willful misconduct, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, the Administrative Agent or such Issuing Bank (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 9.02 or the Issuing Bank at its address referred to in Schedule I (as the case may be), the original or a certified copy of a receipt evidencing payment thereof, to the extent that such a receipt is issued, or if such receipt is not issued, other evidence of payment thereof that is reasonably satisfactory to the Administrative Agent or such Issuing Bank (as the case may be).

            (e) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on or prior to the date of its execution and delivery of this Agreement, and each such Lender that is not a party hereto on the date hereof shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender pursuant to Section 2.19, 2.20 or 9.07 (as the case may be), a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in substantially the form set out in Exhibit D-1 or D-2 hereto, as applicable, to the effect that such Lender is eligible under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two executed copies of Form W-8BEN (or any successor or substitute form or forms) of the Internal Revenue Service of the United States (the "IRS"), or under Section 1441(c) or 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two copies of IRS Form W-8ECI (or any successor or substitute form or forms) of the IRS, to receive, as of the date hereof or as of the date such party becomes a Lender hereto pursuant to
Section 2.19, 2.20 or 9.07 (as the case may be), as appropriate, payments hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, as reasonably requested by the Borrower or the Administrative Agent, and in any case before or promptly upon the occurrence of any events requiring a change in the most recent certificate previously delivered pursuant to this Section 2.14(e), a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in substantially the form set out in Exhibit D-1 or D-2 hereto, as applicable. Further, each Lender that delivers a certificate in the form set out in Exhibit D-1 hereto agrees, to the extent permitted by law, to deliver to the Borrower and the Administrative Agent within 15 days prior to every third anniversary of the date of delivery of the initial IRS Form W-8BEN by such Lender (or more often if required by law) on which this Agreement is still in effect, two accurate and complete original signed copies of IRS Form W-8BEN (or any successor or substitute form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder) and a certificate in the form set out in such Exhibit D-1, and each Lender that delivers a certificate in the form set out in Exhibit D-2 hereto agrees to deliver to the Borrower and the Administrative Agent, to the extent permitted by law, within 15 days prior to every third anniversary of the date of delivery of the initial IRS Form W-8ECI by such Lender (or more often if required by law) on which this Agreement is still in effect, two accurate and complete original signed copies of IRS Form W-8ECI (or any successor or substitute form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder) and a certificate in the form of such Exhibit D-2. Each such certificate shall certify as to one of the following:

                  (i) that such Lender is eligible to receive payments hereunder without deduction or withholding of United States federal income tax;

                  (ii) that such Lender is not eligible to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein but does not require additional payments therefor pursuant to Section 2.14(a) or (c) because it is eligible and able to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

                  (iii) that such Lender is not eligible to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not eligible and able to recover the full amount of the same from a source other than the Borrower.

If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Forms W-8BEN or W-8ECI, that any Lender reasonably considers to be confidential, such Lender promptly shall give notice thereof to the Borrower and the Administrative Agent and shall not be obligated to include in such form or document such confidential information; provided that such Lender certifies to the Borrower that the failure to disclose such confidential information does not increase the obligations of the Borrower under this Section 2.14.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first two sentences of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(c) with respect to Taxes imposed by any jurisdiction (including, without limitation, the United States); provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Without affecting its rights under this Section 2.14 or any provision of this Agreement, each Lender agrees that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to any Lender or its Applicable Lending Office with respect to which the Borrower would be obligated pursuant to this Section 2.14 to increase any amounts payable to such Lender or to pay any such Taxes or Other Taxes, such Lender shall use reasonable efforts to select an alternative Applicable Lending Office which would not result in the imposition of such Taxes or Other Taxes; provided, however, that no Lender shall be obligated to select an alternative Applicable Lending Office if such Lender determines that (i) as a result of such selection such Lender would be in violation of an applicable law, regulation, or treaty, or would incur unreasonable additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender.

            (h) Each Lender agrees with the Borrower that it will take all reasonable actions by all usual means (i) to secure and maintain the benefit of all benefits available to it under the provisions of any applicable double tax treaty concluded by the United States of America to which it may be entitled by reason of the location of such Lender's Applicable Lending Office or place of incorporation or its status as an enterprise of any jurisdiction having any such applicable double tax treaty, if such benefit would reduce the amount payable by the Borrower in accordance with this Section 2.14 and (ii) otherwise to cooperate with the Borrower to minimize the amount payable by the Borrower pursuant to this Section 2.14; provided, however, that no Lender shall be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations nor to reorder its tax affairs or tax planning pursuant hereto.

            (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest on all Advances and the termination of this Agreement until such date as all applicable statutes of limitations (including any extensions thereof) have expired with respect to such agreements and obligations of the Borrower contained in this Section 2.14.

            SECTION 2.15 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of (i) the Advances made by it (other than pursuant to Section 2.07, 2.11, 2.14, 9.04 or 9.08) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders or (ii) any Letter of Credit Liability of the Borrower hereunder (other than pursuant to Section 2.11, 2.14, 9.04 or 9.08) in excess of its LC Commitment Percentage of any such payments on account of such Letter of Credit Liability obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them or the participations purchased pursuant to Section 3.05 as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.16 Mandatory Assignment by a Lender; Mitigation. If any Lender requests from the Borrower either payment of additional interest on Eurocurrency Rate Advances pursuant to Section 2.07, or reimbursement for increased costs pursuant to Section 2.11, or payment of or reimbursement for Taxes pursuant to Section 2.14, or if any Lender notifies the Administrative Agent that it is unlawful for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder pursuant to Section 2.12, (i) such Lender will, upon three Business Days' notice by the Borrower to such Lender and the Administrative Agent, to the extent not inconsistent with such Lender's internal policies and applicable legal and regulatory restrictions, use reasonable efforts to make, fund or maintain its Eurocurrency Rate Advances through another Eurocurrency Lending Office of such Lender if (A) as a result thereof the additional amounts required to be paid pursuant to Section 2.07, 2.11 or 2.14, as applicable, in respect of such Eurocurrency Rate Advances would be materially reduced or the provisions of Section 2.12 would not apply to such Lender, as applicable, and (B) as determined by such Lender in good faith but in its sole discretion, the making or maintaining of such Eurocurrency Rate Advances through such other Eurocurrency Lending Office would not otherwise materially and adversely affect such Eurocurrency Rate Advances or such Lender and (ii) unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating such obligation to pay such additional amounts or the circumstances described in Section 2.12, the Borrower may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) all, but not less than all, of the Advances then owing to such Lender and all, but not less than all, of such Lender's rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Advance then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees owing thereto and, in addition, (A) all additional cost reimbursements, expense reimbursements and indemnities, if any, owing in respect of such Lender's Commitment hereunder, and all other accrued and unpaid amounts owing to such Lender hereunder, at such time shall be paid to such Lender and
(B) if such Eligible Assignee is not otherwise a Lender at such time, the applicable processing and recordation fee under Section 9.07(a) for such assignment shall have been paid.

            SECTION 2.17 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note or other evidence of indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender (each a "NOTE"), payable to the order of such Lender in a principal amount equal to the Commitment of such Lender; provided, however, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of any Advance under this Agreement.

            (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances and currencies comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

            SECTION 2.18 Use of Proceeds.The proceeds of the Advances shall be available and Letters of Credit shall be Issued (and the Borrower agrees that it shall use such proceeds and such Letters of Credit) to support the obligations of the Borrower in respect of commercial paper issued by the Borrower and/or for other general corporate purposes of the Borrower and its Subsidiaries, including, but not limited to, the payment in full on the Effective Date of all amounts due under each of the Replaced Loan Agreements and the replacement on the Effective Date of all the Existing Letters of Credit. Notwithstanding the foregoing provisions of this Section 2.18, the Borrower will not use the proceeds of any Advance to purchase the capital stock of any corporation in a transaction, or as part of a series of transactions, (i) the purpose of which is, at the time of any such purchase, to acquire control of such corporation or
(ii) the result of which is the ownership by the Borrower and its Subsidiaries of 10% or more of the capital stock of such corporation, in either case if the board of directors of such corporation has publicly announced its opposition to such transaction.

            SECTION 2.19 Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $100,000,000 or an integral multiple of $5,000,000 in excess thereof (each a "COMMITMENT INCREASE") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "INCREASE DATE") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $5,000,000,000, (ii) on the date of any request by the Borrower for a Commitment Increase and at all times thereafter to and including the related Increase Date, the Public Debt Rating shall be at least BBB+ by S&P and at least Baa1 by Moody's and (iii) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result thereof.

            (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "COMMITMENT DATE"). Each Lender that is willing to participate in such requested Commitment Increase (each an "INCREASING LENDER") shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the

Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

            (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.19(c) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.20(c), an "ASSUMING LENDER") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and
(B) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit C hereto;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an "ASSUMPTION AGREEMENT"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

            (e) On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.19(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

            SECTION 2.20 Extension of Termination Date. (a) At least 45 days but not more than 60 days prior to the next Anniversary Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one calendar year from its then scheduled expiration; provided, however, that, if the Borrower does not request an extension of the Termination Date in a timely manner prior to any Anniversary Date it may, but shall not be obligated to, request that the Termination Date be extended for two consecutive calendar years from its then scheduled expiration by making a request therefor in a timely manner prior to the next succeeding Anniversary Date. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 30 days prior to such next Anniversary Date, notify the Borrower and the

Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 30 days prior to the next Anniversary Date, such Lender shall be deemed to be a Declining Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 25 days prior to such next Anniversary Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

            (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Termination Date in effect at such time shall, effective as at such next Anniversary Date (the "EXTENSION DATE"), be extended for one calendar year or two calendar years, as properly requested; provided that on each Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur as a consequence thereof. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each an "EXTENDING LENDER") but shall not be extended as to any other Lender (each a "DECLINING LENDER"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.20 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.20 on or prior to the applicable Extension Date, the Commitment of such Declining Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Declining Lender's rights under Sections 2.11, 2.14, 9.04 and 9.08, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

            (c) If there are any Declining Lenders, the Borrower may arrange for one or more Extending Lenders or other Eligible Assignees (each such Eligible Assignee that accepts an offer to assume a Declining Lender's Commitment as of the applicable Extension Date being an "ASSUMING LENDER") to assume, effective as of the Extension Date, any Declining Lender's Commitment and all of the obligations of such Declining Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Declining Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Declining Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                  (i) any such Extending Lender or Assuming Lender shall have paid to such Declining Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Declining Lender plus (B) any accrued but unpaid fees owing to such Declining Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Declining Lender, and all other accrued and unpaid amounts owing to such Declining Lender hereunder, as of the effective date of such assignment shall have been paid to such Declining Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid;

provided further that such Declining Lender's rights under Sections 2.11, 2.14,
9.04 and 9.08, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Administrative Agent (an "ASSUMPTION AGREEMENT"), duly executed by such Assuming Lender, such Declining Lender, the Borrower and the Administrative Agent, (B) any such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Declining Lender being replaced pursuant to this Section 2.20 shall have delivered to the Administrative Agent any Note or Notes held by such Declining Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Extending Lender or Assuming Lender, as of the Extension Date, will be substituted for such Declining Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Declining Lender hereunder shall, by the provisions hereof, be released and discharged.

            (d) If all of the Extending and Assuming Lenders (after giving effect to any assignments and assumptions pursuant to subsection (c) of this
Section 2.20) consent in writing to a requested extension (whether by written consent pursuant to subsection (a) of this Section 2.20, by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Termination Date then in effect shall be extended for the additional one-year period or two-year period, as the case may be, as described in subsection (a) of this Section 2.20, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Extending Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Assuming Lender.

                                   ARTICLE III
                         AMOUNT AND TERMS OF LETTERS OF
                                     CREDIT
                           AND PARTICIPATIONS THEREIN

            SECTION 3.01 Letters of Credit. (a) As of the Effective Date, without further action on the part of any Person, each Existing Letter of Credit shall be automatically deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement in the amounts, upon the terms and in favor of the beneficiaries specified on Schedule III hereto, and the original issuing bank of each such Letter of Credit shall be the Issuing Bank thereof for all purposes hereof.

            (b) Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the Borrower, one or more Letters of Credit from time to time during the period from the date of this Agreement until the Termination Date, each Letter of Credit to be in a minimum amount of $1,000,000 (or the Equivalent thereof in any Committed Currency determined on the date of delivery of the applicable Notice of Letter of Credit Request) and each such Letter of Credit upon its Issuance to expire on or before the date which occurs one year from the date of its Issuance but in any event prior to the first anniversary of the Termination Date (except for Auto-Renewal Letters of Credit as provided in Section 3.01(c) below); provided, however, that an Issuing Bank shall not be obligated to, and shall not, Issue any Letter of Credit if:

            (i) after giving effect to the Issuance of such Letter of Credit, the sum of the then outstanding aggregate amount of all Letter of Credit Liability and the then outstanding principal amount of all Advances, shall exceed the aggregate amount of the Commitments then in effect; provided, that, the respective Issuing Bank may assume that the aggregate amount of the Commitments then in effect shall not be so exceeded if it has not been so informed by the Administrative Agent within two Business Days after receiving the notice delivered by the Borrower pursuant to Section 3.03 below;

            (ii) after giving effect to the Issuance of such Letter of Credit, the then outstanding aggregate amount of Letter of Credit Liability in respect of all Letters of Credit shall exceed the aggregate amount of the LC Commitments then in effect; provided, that, the respective Issuing Bank may assume that the aggregate amount of the LC Commitments then in effect shall not be so exceeded if it has not been so informed by the Administrative Agent within two Business Days after receiving the notice delivered by the Borrower pursuant to Section 3.03 below;

            (iii) after giving effect to the Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability in respect of Letters of Credit Issued by such Issuing Bank shall exceed the Issuing Commitment of such Issuing Bank; or

            (iv) the Borrower is not able to meet any of the applicable conditions set forth in Article IV, and the Administrative Agent or the Majority Lenders shall have notified the Issuing Banks and the Borrower that no further Letters of Credit are to be Issued by the Issuing Banks due to such failure, and such notice has not been withdrawn.

            (c) Each Issuing Bank shall provide to the Administrative Agent in writing, on the last Business Day of each month, a report with respect to the outstanding Letters of Credit issued by such Issuing Bank, which report shall
(i) set forth the undrawn amount and drawn but unreimbursed amount as of the end of each day during that month of all such Letters of Credit and (ii) shall calculate the Letter of Credit Liability in respect of such Letters of Credit on such date (converting any amounts of the Letter of Credit Liability which are denominated in a Committed Currency to Dollars for purposes of such calculation). Promptly after receiving such reports, the Administrative Agent shall forward copies thereof to each Lender and the Borrower and, if the Dollar amount of all such Letter of Credit Liabilities exceeds the total of LC Commitments, the Borrower shall promptly upon receipt thereof make the payments provided for in Section 2.10 above, if applicable.

            (d) If the Borrower so requests, an Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic renewal provisions (an "AUTO-RENEWAL LETTER OF CREDIT"); provided, that any such Auto-Renewal Letter of Credit must permit the respective Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with its date of Issuance) by giving prior notice to the beneficiary thereof not later than a day (the "NON-RENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the respective Issuing Bank to permit the renewal of such Letter of Credit at any time, provided, however, that, in any event, the Issuing Bank shall not permit any such renewal only if such Issuing Bank has received notice on or before the day that is five Business Days before the Non-Renewal Notice Date from the Administrative Agent that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding the above, nothing in this Section 3.01(c) shall limit the ability of the respective Issuing Bank from exercising any of its rights with respect to any Auto-Renewal Letter of Credit after the termination of this Agreement.

            (e) Each Issuing Bank shall notify the Administrative Agent in writing upon the reduction or termination of any Letter of Credit Issued by it within two Business Days after any such reduction or termination.

            (f) Within the limits of the obligations of the Issuing Banks set forth above and in Section 3.02, the Borrower may request the Issuing Banks to Issue one or more Letters of Credit, reimburse the Issuing Banks for payments made thereunder pursuant to Section 3.04(a) and request the Issuing Banks to Issue one or more additional Letters of Credit under this Section 3.01.

            SECTION 3.02 Limitation on the Issuance of Letters of Credit Denominated in Committed Currencies. The Issuing Banks shall not be obligated to, and shall not, Issue any Letter of Credit denominated in a Committed Currency if, after giving effect to the Issuance of any Letter of Credit denominated in a Committed Currency, the then outstanding aggregate amount of all Letter of Credit Liability with respect to all Letters of Credit denominated in a Committed Currency equals or exceeds (on a Dollar Equivalent basis) $500,000,000.

            SECTION 3.03 Issuing the Letters of Credit. Each Letter of Credit shall be Issued on three Business Days' notice from the Borrower to the respective Issuing Bank and the Administrative Agent as provided in a Notice of Letter of Credit Request in the form of Exhibit A-2 hereto, accompanied by the proposed form of such Letter of Credit in form and substance satisfactory to such Issuing Bank. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in Section 4.02, such Issuing Bank will Issue such Letter of Credit and shall promptly notify the Administrative Agent thereof.

            SECTION 3.04 Reimbursement Obligations. (a) The Borrower shall:

            (i) pay to the respective Issuing Bank an amount equal to, and in reimbursement for, each amount which such Issuing Bank pays under any Letter of Credit (such amount to be notified to the Borrower on or before the date of payment by such Issuing Bank) not later than the date which occurs three Business Days after payment of such amount by such Issuing Bank under such Letter of Credit; and

            (ii) pay to such Issuing Bank interest on any amount paid by such Issuing Bank under any Letter of Credit from the date on which such Issuing Bank pays such amount under any Letter of Credit until such amount is reimbursed in full to such Issuing Bank pursuant to clause (i) above, payable on demand, at a rate per annum equal to the rate per annum required to be paid on Base Rate Advances; provided, that, if the Borrower shall not have reimbursed the respective Issuing Bank within three Business Days of payment by such Issuing Bank as provided in paragraph (i) above, the Borrower shall thereafter until such amount is reimbursed in full to such Issuing Bank pay interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the rate per annum required to be paid on Base Rate Advances immediately prior to the date on which such Issuing Bank makes such payment under such Letter of Credit.

            (b) All amounts to be reimbursed to an Issuing Bank in accordance with subsection (a) above may, at the Borrower's option and subject to the limitations set forth in Section 2.01 (inclusive of minimum borrowing limitations), be paid from the proceeds of Advances.

            (c) All payments in respect of Letters of Credit shall be made free and clear of all claims, charges, offsets or deductions whatsoever.

            SECTION 3.05 Participations Purchased by the Lenders. (a) On the date of Issuance of each Letter of Credit the respective Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender without recourse or warranty, and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, an undivided interest and participation, to the extent of such Lender's LC Commitment Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability relating to such Letter of Credit and all documents securing, guaranteeing, supporting, or otherwise benefiting the payment of such Letter of Credit Liability.

            (b) In the event that any reimbursement obligation under Section 3.04(a) is not paid within three Business Days after the due date to the respective Issuing Bank with respect to any Letter of Credit, such Issuing Bank shall promptly notify the Administrative Agent who shall promptly notify the Lenders of the amount of such reimbursement obligation (on a Dollar Equivalent basis in the case of Letters of Credit denominated in an Committed Currency) and each Lender shall pay to such Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Lender's LC Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation with such payment to be made on the date of notification to such Lender, if such notification is made prior to 11:00 A.M. (New York City time) on a Business Day and if such notification is made after 11:00 A.M. (New York City time) on a Business Day, such payment to be made on the immediately succeeding Business Day, and in each case with interest at the Federal Funds Rate for each day after such payment is due until such amount is paid to such Issuing Bank.

            (c) Promptly after the respective Issuing Bank receives a payment (including interest payments) on account of a reimbursement obligation with respect to any Letter of Credit, such Issuing Bank shall promptly pay to each Lender which funded its participation therein, in lawful money of the United States, the Dollar Equivalent of funds so received, in an amount equal to such Lender's LC Commitment Percentage thereof.

            (d) Upon the request of any Lender, the Administrative Agent shall furnish, or cause the respective Issuing Bank to furnish, to such Lender copies of any outstanding Letter of Credit as may be reasonably requested by such Lender.

            (e) The obligation of each Lender to make payments under subsection (b) above shall be unconditional and irrevocable and shall remain in effect after the occurrence of the Termination Date with respect to any Letter of Credit that was Issued by the respective Issuing Bank on behalf of the Borrower on or before the Termination Date and such payments shall be made under all circumstances, including, without limitation, any of the circumstances referred to in Section 3.07 other than in connection with circumstances involving any willful misconduct or gross negligence of such Issuing Bank in Issuing a Letter of Credit or in determining whether documents presented under a Letter of Credit comply with the terms thereof.

            (f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Lender as a participant under Section 3.05(c) is thereafter recovered from the respective Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to the Borrower, each Lender which received such distribution shall, upon demand by such Issuing Bank, repay to such Issuing Bank such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by such Issuing Bank in respect of the total amount so recovered.

            SECTION 3.06 Letter of Credit Fees. (a) Letter of Credit Facility Fees. The Borrower hereby agrees to pay to the Administrative Agent for the account of each Lender (in accordance with its LC Commitment Percentage), a letter of credit fee at a rate per annum equal to the Eurocurrency Rate Margin applicable to Eurocurrency Rate Advances in effect from time to time while a Letter of Credit is outstanding, on the maximum amount available to be drawn under each such Letter of Credit from time to time (the determination of such maximum amount to give effect to the actual amount that can be drawn thereunder during the relevant period for which such letter of credit fee is calculated and to assume compliance with all conditions for drawing) from the date of Issuance of each such Letter of Credit until the expiry date of each such Letter of Credit, payable in arrears on the last day of each January, April, July and October prior to the expiry date of each such Letter of Credit and on the expiry date of each such Letter of Credit.

            (b) Issuing Bank Fees. The Borrower hereby agrees to pay directly to each Issuing Bank, for its own account, a fronting fee with respect to each Issued Letter of Credit of 0.10% per annum. In addition, the Borrower shall pay directly to each Issuing Bank for its own account such customary issuance, presentation, amendment and other processing fees as are specifically agreed to in a writing between the Borrower and such Issuing Bank. Such customary fees and standard costs and charges are due and payable on demand and are non-refundable.

            SECTION 3.07 Indemnification; Nature of the Issuing Banks' Duties. The obligations of the Borrower hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any agreement or instrument relating thereto;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or the Issuing Banks, any Lender, or any other Person;

            (iii) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

            (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the Letters of Credit;

            (vii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of this Agreement;

            (viii) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

            (ix) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

            (x) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided, that, notwithstanding the foregoing, an Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

            SECTION 3.08 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this
Article III as if incorporated herein and shall apply to the Letters of Credit.

            SECTION 3.09 Additional Issuing Banks.

            (a) The Borrower may at any time, upon at least five Business Days' prior written notice to the Administrative Agent and the Lenders, designate as an Issuing Bank any Lender that has agreed in writing to act as an Issuing Bank and the Issuing Commitment of such Lender. Thereupon any Lender so designated as an Issuing Bank shall thenceforth issue Letters of Credit on the terms and subject to the conditions herein, and the Administrative Agent shall record all relevant information with respect to such Lender as such Issuing Bank and its Issuing Commitment in the Register.

            (b) The Borrower may at any time, upon at least 5 Business Days' prior written notice to the respective Issuing Bank and the Administrative Agent, increase the Issuing Commitment of an Issuing Bank and at the same time reduce by an equivalent amount the Issuing Commitment of one or more of the other Issuing Banks; provided, that such notice is consented to by each Issuing Bank affected by such increase and decrease and provided, further, that the Administrative Agent shall record each such increase and decrease of the Issuing Commitment of the respective Issuing Bank in the Register.

            SECTION 3.10 Dollar Payment Obligation. Notwithstanding any other term or provision hereof to the contrary, if the Borrower fails to reimburse the respective Issuing Bank for any payment made by such Issuing Bank under a Letter of Credit denominated in a Committed Currency by the close of business on the Business Day when due at the office designated therefor by such Issuing Bank specified for such reimbursement payment, then the payment made by such Issuing Bank in such Committed Currency shall be converted into Dollars (the "DOLLAR PAYMENT AMOUNT") by such Issuing Bank as provided for herein, and the Borrower agrees that it shall be unconditionally obligated to, and shall immediately, reimburse such Issuing Bank the Dollar Payment Amount at the office designated therefor by such Issuing Bank.

            SECTION 3.11 Survival of Provisions; Cash Collateral. The provisions in this Article shall survive the Termination Date in respect of all Letters of Credit outstanding thereafter. On the Termination Date, the Borrower shall deposit into the LC Collateral Account held by the Administrative Agent cash (in Dollars) in an amount equal to the undrawn amount of all Letters of Credit as security for the reimbursement of drawings thereunder which shall be used to reimburse the respective Issuing Bank promptly upon a drawing under its respective Letter of Credit, with the respective portion thereof to be returned to the Borrower when the respective Letter of Credit expires or is returned to the respective Issuing Bank, and in connection therewith the Borrower shall execute all documents as reasonably requested by the Administrative Agent.

                                   ARTICLE IV
                     CONDITIONS OF EFFECTIVENESS AND LENDING

            SECTION 4.01 Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which all of the following conditions precedent have been satisfied or waived in accordance with Section 9.01:

            (a) the Administrative Agent shall have received on or before the Effective Date the following, each dated as of the Effective Date, in form and substance satisfactory to the Administrative Agent: (i) certified copies of the resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board authorizing the execution and delivery of this Agreement, and approving all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the name and true signature of the officer of the Borrower executing this Agreement on its behalf; and (iii) an opinion of David K. Thompson, Esq., Senior Vice President, Deputy General Counsel-Corporate and Corporate Secretary of the Borrower, in substantially the form of Exhibit C hereto;

            (b) all consents and approvals of any governmental or regulatory authority and any other third party necessary in connection with this Agreement or the consummation of the transactions contemplated hereby shall have been obtained and shall remain in effect;

            (c) there shall have occurred no material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, since September 30, 2003, except as disclosed in reports filed by the Borrower and its Subsidiaries, if any, during the period from September 30, 2003 to the date of this Agreement pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, copies of which have been furnished to the Initial Lenders prior to the date of this Agreement;

            (d) the Borrower shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date at least three Business Days prior to the occurrence thereof;

            (e)   all of the representations and warranties contained in Section
5.01 shall be correct in all material respects on and as of the Effective Date, before and after giving effect to such date, as though made on and as of the Effective Date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date);

            (f) no event shall have occurred and be continuing, or shall result from the occurrence of the Effective Date, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

            (g) the Administrative Agent shall have received a letter from an authorized officer of the administrative agent under each of the Replaced Loan Agreements to the effect that upon the deemed issuance of Letters of Credit on the Effective Date as set in Section 3.01(a), (i) all obligations under such Replaced Loan Agreements will be paid and satisfied in full (other than any obligations which, pursuant to the terms of each respective Replaced Loan Agreement, shall survive the termination of such Agreement), and (ii) there will be no commitments outstanding under such Replaced Loan Agreements

            SECTION 4.02 Conditions Precedent to Each Borrowing/Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the obligation of each Issuing Bank to Issue each Letter of Credit (including the initial Letters of Credit) shall be subject to the further conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or Issuance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing and the request for Issuance by the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or Issuance such statements are true):

            (a) the representations and warranties contained in Section 5.01 are true and correct in all material respects on and as of the date of such Borrowing or Issuance, before and after giving effect to such Borrowing or Issuance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date); and

            (b) no event has occurred and is continuing, or would result from such Borrowing or Issuance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            SECTION 4.03 Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as of the Effective Date and from time to time thereafter as required under this Agreement as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower, Disney and ABC are duly qualified and in good standing as foreign corporations authorized to do business in each jurisdiction (other than the respective jurisdictions of their incorporation) in which the nature of their respective activities or the character of the properties they own or lease make such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

            (b) The execution, delivery and performance by the Borrower of this Agreement and each of the Notes, if any, delivered hereunder are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or
(ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting the Borrower, Disney or ABC; no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, if any; and this Agreement is and each of the Notes, when delivered hereunder, will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

            (c) The Borrower's most recent annual report on Form 10-K containing the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and of cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to each Lender pursuant to Section 6.01(e)(ii) or as otherwise furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the date of such balance sheet and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied.

            (d) There is no pending or, to the Borrower's knowledge, threatened claim, action or proceeding affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement; and to the Borrower's knowledge, the Borrower and each of its Subsidiaries have complied, and are in compliance, with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments, except for any such matters which have not had, and would not reasonably be expected to have, a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

            (e) The Borrower and the ERISA Affiliates have not incurred and are not reasonably expected to incur any material liability in connection with their Single Employer Plans or Multiple Employer Plans, other than ordinary liabilities for benefits; neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) to any Multiemployer Plan; and no Multiemployer Plan of the Borrower or any ERISA Affiliate is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            SECTION 5.02 Additional Representations and Warranties of the Borrower as of Each Increase Date and Each Extension Date. The Borrower represents and warrants on each Increase Date and each Extension Date (and at no other time) that, as of each such date, the following statements shall be true:

            (a) there has been no material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, since the date of the audited financial statements of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.01(e)(ii) prior to the applicable Increase Date or Extension Date, as the case may be (except as disclosed in periodic or other reports filed by the Borrower and its Subsidiaries pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, during the period from the date of the most recently delivered audited financial statements of the Borrower and its Subsidiaries pursuant to
Section 6.01(e)(ii) to the date of the request for an increase in the aggregate Commitments related to such Increase Date or for an extension of the Termination Date then in effect related to such Extension Date, as the case may be); and

            (b) the representations and warranties contained in Section 5.01 are correct in all material respects on and as of such date, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date).

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

            SECTION 6.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments binding on the Borrower and its Subsidiaries, including ERISA and the Patriot Act, the failure with which to comply would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, if the failure to so pay and discharge would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, will by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

            (c) Preservation of Corporate Existence, Etc. Subject to Section 6.02(a), preserve and maintain, and cause each of Disney and ABC to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that none of the Borrower, Disney or ABC shall be required to preserve any right or franchise if the loss thereof would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole; and provided further, however, that neither Disney nor ABC shall be required to preserve its corporate existence if the loss thereof would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

            (d) Maintenance of Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter of the Borrower, commencing with the first fiscal quarter of the Borrower following the Effective Date, a ratio of (i) Consolidated EBITDA for the Measurement Period ending on such day to (ii) Consolidated Interest Expense for the Measurement Period ending on such day, of not less than 3 to 1.

            (e) Reporting Requirements. Furnish to the Administrative Agent, on behalf of the Lenders and the Issuing Banks:

                  (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower's quarterly report to shareholders on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC"), in each case containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income and of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and a certificate of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller
(A) stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing and (B) containing a schedule which shall set forth the computations used by the Borrower in determining compliance with the covenant contained in Section 6.01(d);

                  (ii) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the Borrower's annual report to shareholders on Form 10-K as filed with the SEC, in each case containing consolidated financial statements of the Borrower and its Subsidiaries for such year and a certificate of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (A) stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing and (B) containing a schedule which shall set forth the computations used by the Borrower in determining compliance with the covenant contained in Section 6.01(d);

                  (iii) promptly after the Borrower obtains actual knowledge of the occurrence of each Event of Default, and each event that with the giving of notice or passage of time or both would constitute an Event of Default, a statement of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller setting forth details of such Event of Default or event continuing on the date of such statement, and the action which the Borrower has taken and proposes to take with respect thereto;

                  (iv) promptly after the commencement thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in
Section 5.01(d);

                  (v) promptly after the Borrower obtains actual knowledge thereof, written notice of any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any of their respective properties which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole;

                  (vi) promptly after the Borrower obtains actual knowledge of the occurrence of any ERISA Event which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, a statement of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller describing such ERISA Event and the action, if any, which the Borrower has taken and proposes to take with respect thereto;

                  (vii) promptly after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) by a Multiemployer Plan, which withdrawal liability could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, which reorganization or termination could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in subclause (vii)(A) or (vii)(B) above; and

                  (viii) such other material information reasonably related to any Lender's credit analysis of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

            SECTION 6.02 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

            (a) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), to, any Person, or permit any of its Subsidiaries to do so, unless
(i) immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

            SECTION 7.01 Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance or any reimbursement obligation under any Letter of Credit when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance, or on any reimbursement obligation under any Letter of Credit or any fee or other amount payable under this Agreement, in each case within three Business Days after such interest, fee or other amount becomes due and payable; or

            (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) delivered in writing and identified as delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) The Borrower shall fail to perform or observe any covenant contained in Section 6.01(d), Section 6.01(e)(iii) or Section 6.02; or

            (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (e) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt of the Borrower or such Subsidiary which is outstanding in a principal amount of at least $250,000,000 in the aggregate (but excluding Debt arising hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure (i) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and (ii) shall not have been cured or waived; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) The Borrower or any Material Subsidiary shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantially all of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) Any money judgment, writ or warrant of attachment or similar process against the Borrower, any Material Subsidiary or any of their respective assets involving in any case an amount in excess of $100,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or, in any case, within five days of any pending sale or disposition of any asset pursuant to any such process;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (A) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (B) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;
(C) declare the obligation of the Issuing Banks to issue further Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and/or
(D) demand from time to time that the Borrower pay to the Administrative Agent for the benefit of the Issuing Banks, an amount in immediately available funds (in Dollars) equal to the then outstanding Letter of Credit Liability which shall be held by the Administrative Agent as cash collateral in the LC Collateral Account under the exclusive control and dominion of the Administrative Agent and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated,
(B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, (C) all obligations of the Issuing Banks to issue further Letters of Credit shall be terminated, and/or (D) the Borrower shall pay to the Administrative Agent for the benefit of the Issuing Banks, an amount in immediately available funds (in Dollars) equal to the then outstanding Letter of Credit Liability which shall be held by the Administrative Agent as cash collateral in the LC Collateral Account under the exclusive control and dominion of the Administrative Agent and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit. Promptly upon the expiration or cancellation of any Letter of Credit with respect to which cash collateral is on deposit in the LC Collateral Account, the Administrative Agent shall (i) return all cash collateral related to such Letter of Credit to the Borrower by depositing such amounts in the account identified by the Borrower at such time and (ii) thereafter, upon the expiration or cancellation of the final Letter of Credit with respect to which cash collateral is on deposit in the LC Collateral Account, close the LC Collateral Account.

                                  ARTICLE VIII
                            THE ADMINISTRATIVE AGENT

            SECTION 8.01 Authorization and Action. (a) Each Lender and each Issuing Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith and such Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it as fully as if the term "Administrative Agent," as used in this Article VIII, included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

            (b) The Syndication Agent, the Co-Documentation Agents and the Arrangers shall have no duties under this Agreement other than those afforded to them in their capacities as Lenders, and each Lender and each Issuing Bank hereby acknowledges that the Syndication Agent, the Co-Documentation Agents and the Arrangers have no liability under this Agreement other than those assumed by them in their capacities as Lenders.

            SECTION 8.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender which made any Advance (or purchased or funded a participation with respect to a Letter of Credit) as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.19 or 2.20, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03 CUSA and Affiliates. With respect to its Commitment and the Advances made by it and any Note or Notes issued to it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA was not the Administrative Agent and without any duty to account therefor to the Lenders.

            SECTION 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on the financial statements referred to in Section 5.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of Advances then owing to each of them (or, if no Advances are at the time outstanding or if any Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal or bankruptcy proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

            (b) Issuing Bank. The Lenders agree to indemnify each Issuing Bank (to the extent not reimbursed by the Borrower), ratably according to their respective LC Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of this Agreement and the Letters of Credit issued by it or any action taken or omitted by such Issuing Bank under this Agreement or the Letters of Credit Issued by it; provided, that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Issuing Bank in connection with the preparation, execution, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Letters of Credit Issued by it, to the extent that the Issuing Bank is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements, this
Section 8.05(b) applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Issuing Bank any Lender or a third party.

            SECTION 8.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and such resignation shall be effective upon the appointment of a successor Administrative Agent as provided herein. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Any successor Administrative Agent appointed hereunder shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof, or an Affiliate of any such commercial bank, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            SECTION 8.07 Sub-Agent. The Borrower and the Lenders hereby acknowledge that the Administrative Agent may, in its sole discretion, delegate any of its obligations hereunder to the Sub-Agent, provided that it has obtained prior consent to such delegation from the Sub-Agent. The Borrower and the Lenders further agree that the Sub-Agent shall be entitled to exercise each of the rights and to enjoy each of the benefits of the Administrative Agent under this Agreement as related to the performance of its obligations hereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

            SECTION 9.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Borrower or any of its Affiliates, if a Lender, at the time of any such amendment, waiver or consent), do any of the following: (a) waive any of the conditions specified in Section
4.01 or 4.02, (b) increase the Commitments of the Lenders (other than as provided in Section 2.19) or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Advances or any reimbursement obligation in respect of any Letters of Credit or the fees payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Advances (other than as provided in Section 2.20), any reimbursement obligation in respect of any Letters of Credit or any fee, (e) change the percentage of the Commitments, LC Commitments or of the aggregate unpaid principal amount of Advances or Letter of Credit Liability, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or such Issuing Bank, respectively, under this Agreement or any Note.

            (b) Limitation of Scope. All waivers and consents granted under this Section 9.01 shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 9.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall, except as otherwise expressly provided for herein, be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, at its address at:

                  The Walt Disney Company
                  500 South Buena Vista Street

                  Burbank, California  91521
                  Attention: Jonathan S. Headley and Carlos A. Gomez Telecopier Number: (818) 563-1682;

with a copy to:

                  The Walt Disney Company
                  500 South Buena Vista Street
                  Burbank, California  91521
                  Attention:  Corporate Legal Department
                  Telecopier Number:  (818) 563-4160;

if to any Issuing Bank, at its  respective address at:

                  BNP Paribas SA
                  919 Third Avenue
                  New York, NY  10022
                  Attention:  James Broadus
                  Telecopier Number: ( 212) 471-6630

                  or

                  Standard Chartered Bank
                  One Evertrust Plaza
                  5th Floor
                  Jersey City, NJ
                  Attention:  Victoria Faltine
                  Telecopier Number: (212) 667-0287;

if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, as the case may be; and if to the Administrative Agent, at its address at:

                  Citicorp USA, Inc.
                  Two Penns Way, Second Floor
                  New Castle, Delaware 19720
                  Attention:  Cristian Garcia
                  Phone Number:  (302) 894-6054
                  Telecopy Number:  (302) 894-6120;

with a copy to:

                  Citicorp USA, Inc.
                  787 West Fifth Street, 29th Floor
                  Los Angeles, California  90071
                  Attention:  Greg Davis
                  Phone Number:  (213) 239-1896
                  Telecopier Number:  (213) 239-1899;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VIII and to an Issuing Bank pursuant to Article III or VIII shall not be effective until received by the Administrative Agent or such Issuing Bank, as the case may be. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent, any Issuing Bank or any Lender shall be binding upon the Borrower notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent, such Issuing Bank or such Lender; provided that any such action taken or omitted to be taken by the Administrative Agent, such Issuing Bank or such Lender shall have been in good faith and in accordance with the terms of this Agreement.

            SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04 Costs and Expenses. (a) The Borrower agrees to pay, within five Business Days of demand, all actual and reasonable costs and expenses, if any (including, without limitation, actual and reasonable counsel fees and expenses), of the Administrative Agent, each Issuing Bank and each Lender in connection with the enforcement (whether through legal proceedings or otherwise) of this Agreement, the Letters of Credit and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

            (b) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
Section 2.08(f) or 2.10 or acceleration of the maturity of the Advances pursuant to Section 7.01 or for any other reason (other than by reason of a payment pursuant to Section 2.12), the Borrower shall, within five Business Days of demand by any Lender (with a copy of such demand to the Administrative Agent), pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

            SECTION 9.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 7.01, or to demand payment of (or cash collateralization of) all then outstanding Letter of Credit Liability, each Lender (and, in the case of CUSA, Citibank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender (and, in the case of CUSA, Citibank) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement (including, to the fullest extent permitted by law, obligations indirectly owed to such Lender by virtue of its purchase of a participation or sub-participation of the Letter of Credit Liability pursuant to Section 3.05), whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender (and, in the case of CUSA, Citibank); provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender (and, in the case of CUSA, Citibank) under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

            SECTION 9.06 Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 4.01) when it shall have been executed by the Borrower, the Administrative Agent and each Co-Documentation Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and, thereafter, shall be binding upon and inure to the benefit of the Borrower, each Issuing Bank, the Administrative Agent, each Co-Documentation Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.07 Assignments and Participations. (a) Each Lender may and, if requested by the Borrower upon notice by the Borrower delivered to such Lender and the Administrative Agent pursuant to clause (ii) of Section 2.16, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and any Note or Notes held by it, its LC Commitment and participations in Letter of Credit Liability); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount (without duplication) of the Commitment, pro-rata share of outstanding Advances and pro-rata share of participations in Letter of Credit Liability of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance) shall not be less than $12,500,000 (unless such lesser amount is previously agreed among such assigning Lender, the Administrative Agent and the Borrower) or an integral multiple of $500,000 in excess thereof, (iii) the sum of (A) the amount (without duplication) of the Commitment, pro-rata share of outstanding Advances and pro-rata share of participations in Letter of Credit Liability of the assigning Lender being assigned pursuant to each such assignment and (B) the amount of the commitment and pro-rata share of outstanding advances of the assigning Lender being contemporaneously assigned under the 364-Day Credit Agreement by the Person that is such assigning Lender (in both cases determined as of the date of the Assignment and Acceptance or similar agreement with respect to such assignments) shall not be less than $25,000,000 in the aggregate (unless such lesser amount is previously agreed among such assigning Lender, the Administrative Agent and the Borrower) or an integral multiple of $1,000,000 in excess thereof, provided, however, that if the aggregate amount of the Commitment of such assigning Lender hereunder and its commitment under the 364-Day Credit Agreement is less than $25,000,000 on the date of such proposed assignments, such assigning Lender may assign all, but not less than all, of its remaining rights and obligations under this Agreement and the 364-Day Credit Agreement (unless an assignment of a portion of such assigning Lender's obligations hereunder and thereunder is otherwise previously agreed among such assigning Lender, the Administrative Agent and the Borrower), (iv) each such assignment shall be to an Eligible Assignee, and (v) the parties to each such assignment (other than the Borrower) shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights such Lender assignor may have under Sections 2.11, 2.14 and 9.08)
and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01(c) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, any Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent or the respective Issuing Bank to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment and the LC Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and, if applicable, the Borrower, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each Issuing Bank.

            (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, LC Commitment and the Advances owing to it and any Note issued to it hereunder); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment and LC Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) such Lender shall not agree in any participation agreement with any participant or proposed participant to obtain the consent of such participant before agreeing to the amendment, modification or waiver of any of the terms of this Agreement or any Note, before consenting to any action or failure to act by the Borrower or any other party hereunder or under any Note, or before exercising any rights it may have in respect thereof, unless such amendment, modification, waiver, consent or exercise would (A) increase the amount of such participant's portion of such Lender's Commitment, (B) reduce the principal amount of or rate of interest on the Advances, any amount due hereunder with respect to the Letters of Credit or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement, or (C) postpone any date fixed for any payment of principal of or interest on the Advances, for amounts due with respect to Letters of Credit or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower in writing and directly related to the transactions contemplated hereunder; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender in accordance with the terms of Section 9.09.

            (g) No participation or assignment hereunder shall be made in violation of the Securities Act of 1933, as amended from time to time, or any applicable state securities laws, and each Lender hereby represents that it will make any Advance for its own account in the ordinary course of its business and not with a view to the public distribution or sale thereof.

            (h) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note issued to it hereunder) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation thereto) and the applicable operating circular of such Federal Reserve Bank.

            SECTION 9.08 Indemnification. The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Issuing Bank, each Co-Documentation Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) arising out of, related to or in connection with the Commitments hereunder or the Advances or Letter of Credit Issuances made pursuant hereto or any transactions done in connection herewith, including, without limitation, any transaction in which any proceeds of the Advances or any Letter of Credit Issuance are, or are proposed, to be applied, or any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain any Issuing Bank from paying any amount under any Letter of Credit (collectively, the "INDEMNIFIED MATTERS"); provided that the Borrower shall have no obligation to any Indemnified Party under this Section 9.08 with respect to (i) matters for which such Indemnified Party has been reimbursed by or on behalf of the Borrower pursuant to any other provision of this Agreement, but only to the extent of such reimbursement, or (ii) Indemnified Matters found by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party. If any action is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing of the institution of such action and the Borrower shall thereupon have the right, at its option, to elect to assume the defense of such action; provided, however, that the Borrower shall not, in assuming the defense of any Indemnified Party in any Indemnified Matter, agree to any dismissal or settlement of such Indemnified Matter without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld, if such dismissal or settlement (A) would require any admission or acknowledgment of culpability or wrongdoing by such Indemnified Party or (B) would provide for any nonmonetary relief to any Person to be performed by such Indemnified Party. If the Borrower so elects, it shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or (2) the Borrower shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If an Indemnified Party shall have reasonably concluded (based upon the advice of counsel) that the representation by one counsel of such Indemnified Party and the Borrower creates a conflict of interest for such counsel, the reasonable fees and expenses of such counsel shall be borne by the Borrower and the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party (but shall retain the right to direct the defense of such action on behalf of the Borrower). Anything in this Section
9.08 to the contrary notwithstanding, the Borrower shall not be liable for the fees and expenses of more than one counsel for any Indemnified Party in any jurisdiction as to any Indemnified Matter or for any settlement of any Indemnified Matter effected without its written consent. All obligations of the Borrower under this Section 9.08 shall survive the making and repayment of the Advances and the termination of this Agreement.

            SECTION 9.09 Confidentiality. None of the Administrative Agent, the Issuing Banks or Lenders may disclose to any Person any confidential, proprietary or non-public information of the Borrower furnished to the Administrative Agent, the Issuing Banks or the Lenders by the Borrower or any of its Subsidiaries (such information being referred to collectively herein as the "BORROWER INFORMATION"), except that each of the Administrative Agent, each of the Issuing Banks and each of the Lenders may disclose Borrower Information (i) to its and its Affiliates' employees, officers, directors, agents, auditors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.09 to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.09 by the Administrative Agent, such Issuing Bank or such Lender, or (B) is or becomes available to the Administrative Agent, such Issuing Bank or such Lender on a non-confidential basis from a source other than the Borrower, provided such source is not bound by a confidentiality agreement or other legal or fiduciary obligations of secrecy with the Borrower with respect to the Borrower Information, and (viii) with the consent of the Borrower.

            SECTION 9.10 Patriot Act. The Administrative Agent hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow it to identify the Borrower in accordance with the Patriot Act.

            SECTION 9.11 Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

            (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

            (c) The obligation of the Borrower in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender, any Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Issuing Bank or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender, Issuing Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender, Issuing Bank or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, any Issuing Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender, Issuing Bank or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender, Issuing Bank or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

            SECTION 9.12 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Borrower with respect to this Agreement or any instrument or other documents delivered hereunder may be brought in any state or federal court in the Borough of Manhattan in the State of New York, and by execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any instrument or other document delivered hereunder from which no appeal has been taken or is available. The Borrower agrees to receive service of process in any such proceeding in any such court at its office at 77 West 66th Street, 15th Floor, New York, New York 10023, Attention: Kenneth E. Newman (or at such other address in the Borough of Manhattan in the State of New York as the Borrower shall notify the Administrative Agent from time to time) and, if the Borrower ever ceases to maintain such office in the Borough of Manhattan, irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, or any other address in the State of New York communicated by CT Corporation System to the Administrative Agent, as its agent to receive on its behalf service of all process in any such proceeding in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect.

            SECTION 9.13 Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably, in consultation with the Borrower and in accordance with the terms of Section 9.01 hereof) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

            SECTION 9.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement. A full set of executed counterparts of this Agreement shall be lodged with the Administrative Agent and the Borrower.

            SECTION 9.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE BORROWER

                                           THE WALT DISNEY COMPANY

                                           By: /s/ Christine M. McCarthy
                                               ---------------------------------
                                           Title: Senior Vice President and
                                                  Treasurer

                                  THE ADMINISTRATIVE AGENT

                                           CITICORP USA, INC.,
                                           as Administrative Agent

                                           By: /s/ William S. Timmons, III
                                               ---------------------------------
                                           Title: Vice President

                                  THE JOINT LEAD ARRANGERS
                                  AND JOINT BOOK MANAGERS

                                           BANC OF AMERICA, SECURITIES LLC
                                           as Joint Lead Arranger and Joint Book
                                           Manager

                                           By: /s/ Thomas J. Kane
                                               ---------------------------------
                                           Title: Principal

                                           CITIGROUP GLOBAL MARKETS, INC.,
                                           as Joint Lead Arranger and Joint Book
                                           Manager

                                           By: /s/ J. Gregory Davis
                                               ---------------------------------
                                           Title: Attorney-In-Fact

                                  THE SYNDICATION AGENT

                                           BANK OF AMERICA, N.A.
                                           as Syndication Agent

                                           By: /s/ Thomas J. Kane
                                               ---------------------------------
                                           Title: Principal

                                  THE CO-DOCUMENTATION AGENTS

                                           BARCLAYS BANK PLC,
                                           as Co-Documentation Agent

                                           By: /s/ L. Peter Yetman
                                               ---------------------------------
                                           Title: Director

                                           BNP PARIBAS SA,
                                           as Co-Documentation Agent

                                           By: /s/ Nuala Marley
                                               ---------------------------------
                                           Title: Managing Director

                                           By: /s/ Todd Rodgers
                                               ---------------------------------
                                           Title: Vice President

                                           HSBC BANK USA,
                                           as Co-Documentation Agent

                                           By: /s/ David Wagstaff
                                               ---------------------------------
                                           Title: Senior Vice President

                                           JPMORGAN CHASE BANK,
                                           as Co-Documentation Agent

                                           By: /s/ William Rindfuss
                                               ---------------------------------
                                           Title: Vice President

                                 INITIAL LENDERS

   Commitment
$210,000,000.00                           CITICORP USA, INC., as Lender

                                          By: /s/ William S. Timmons, III
                                             -----------------------------------
                                          Title: Vice President

$210,000,000.00                           BANK OF AMERICA, N.A.,
                                          as Lender

                                          By: /s/ Thomas J. Kane
                                             -----------------------------------
                                          Title: Principal

$160,000,000.00                           BARCLAYS BANK PLC,
                                          as Lender

                                          By: /s/ L. Peter Yetman
                                              ----------------------------------
                                          Title: Director

$160,000,000.00                           BNP PARIBAS SA,
                                          as Lender

                                          By: /s/ Nuala Marley
                                              ----------------------------------
                                          Title: Managing Director

                                          By: /s/ Todd Rodgers
                                              ----------------------------------
                                          Title: Vice President

$160,000,000.00                           HSBC BANK USA,
                                          as Lender

                                          By: /s/ David Wagstaff
                                              ----------------------------------
                                          Title: Senior Vice President

$160,000,000.00                           JPMORGAN CHASE BANK,
                                          as Lender

                                          By: /s/ William Rindfuss
                                              ----------------------------------
                                          Title: Vice President

$107,500,000.00                           CREDIT SUISSE FIRST BOSTON,
                                          acting through its Cayman Islands
                                          Branch as Lender

                                          By: /s/ Jay Chall
                                              ----------------------------------
                                          Title: Director

                                          By: /s/ Jennifer A. Pieza
                                              ----------------------------------
                                          Title: Associate

$107,500,000.00                           DEUTSCHE BANK AG,
                                          as Lender

                                          By: /s/ William M. McGinty
                                              ----------------------------------
                                          Title: Director

                                          By: /s/ Christopher S. Hall
                                              ----------------------------------
                                          Title: Managing Director

$107,500,000.00                           STANDARD CHARTERED BANK,
                                          as Lender

                                          By: /s/ Frieda Youlios
                                              ----------------------------------
                                          Title: Vice President

                                          By: /s/ Robert Reddington
                                              ----------------------------------
                                          Title: Assistant Vice President

$107,500,000.00                           UBS LOAN FINANCE LLC,
                                          as Lender

                                          By: /s/ Wilfred V. Saint
                                              ----------------------------------
                                          Title: Associate Director

                                          By: /s/ Thomas R. Salzano
                                              ----------------------------------
                                          Title: Director

$57,500,000.00                            BANCA INTESA, SPA,
                                          as Lender

                                          By: /s/ F. Maffei
                                              ----------------------------------
                                          Title: Vice President

$57,500,000.00                            HARRIS NESBITT FINANCING, INC.,
                                          as Lender

                                          By: /s/ Joseph W. Linder
                                              ----------------------------------
                                          Title: Vice President

$57,500,000.00                            MIZUHO CORPORATE BANK, LTD.,
                                          as Lender

                                          By: /s/ Mark Gronich
                                              ----------------------------------
                                          Title: Vice President

$57,500,000.00                            SOCIETE GENERALE,
                                          as Lender

                                          By: /s/ Mark Vigil
                                              ----------------------------------
                                          Title: Managing Director

$57,500,000.00                            SUMITOMO MITSUI
                                          BANKING CORPORATION,
                                          as Lender

                                          By: /s/ Leo E. Pagarigan
                                              ----------------------------------
                                          Title: Senior Vice President

$57,500,000.00                            SUNTRUST BANK,
                                          as Lender

                                          By: /s/ David W. Penter
                                              ----------------------------------
                                          Title: Director

$57,500,000.00                            WILLIAM STREET
                                          COMMITMENT CORPORATION,
                                          (Recourse only to assets of William
                                          Street Commitment Corporation),
                                          as Lender

                                          By: /s/ J.M. Hill
                                              ----------------------------------
                                          Title: CFO

$32,500,000.00                            AUSTRALIA AND NEW ZEALAND BANKING
                                          GROUP LIMITED,
                                          as Lender

                                          By: /s/ Damodar Menon
                                              ----------------------------------
                                          Title: Director

$32,500,000.00                            BANCA DI ROMA - SAN FRANCISCO,
                                          as Lender

                                          By: /s/ Luca Balestra
                                              ----------------------------------
                                          Title: Senior Vice President & Manager

                                          By: /s/ Richard G. Dietz
                                              ----------------------------------
                                          Title: Vice President

$32,500,000.00                            BEAR STEARNS CORPORATE LENDING INC.,
                                          as Lender

                                          By: /s/ Victor Bulzacchelli
                                              ----------------------------------
                                          Title: Vice President

$32,500,000.00                            ING BANK N .V.,
                                          as Lender

                                          By: /s/ Michael Fenlan
                                              ----------------------------------
                                          Title: Vice President

$32,500,000.00                            LEHMAN BROTHERS BANK, FSB,
                                          as Lender

                                          By: /s/ Gary T. Taylor
                                              ----------------------------------
                                          Title: Vice President

$32,500,000.00                            LLOYDS TSB BANK PLC,
                                          as Lender

                                          By: /s/ Peter Doyle
                                              ----------------------------------
                                          Title: Vice President

                                          By: /s/ Lisa Maguire
                                              ----------------------------------
                                          Title: Assistant Vice President

$32,500,000.00                            MERRILL LYNCH BANK USA,
                                          as Lender

                                          By: /s/ Preston Jackson
                                              ----------------------------------
                                          Title: President and CEO

$32,500,000.00                            STATE STREET BANK AND TRUST COMPANY,
                                          as Lender

                                          By: /s/ Mary H. Carey
                                              ----------------------------------
                                          Title: Vice President

$32,500,000.00                            UFJ BANK LIMITED,
                                          as Lender

                                          By: /s/ Toshiko Boyd
                                              ----------------------------------
                                          Title: Vice President

$32,500,000.00                            UNION BANK OF CALIFORNIA, N.A.,
                                          as Lender

                                          By: /s/ Kin W. Cheng
                                              ----------------------------------
                                          Title: Assistant Vice President

$32,500,000.00                            WELLS FARGO BANK, N.A.,
                                          as Lender

                                          By: /s/ Ling Li
                                             -----------------------------------
                                          Title: Vice President

                                THE ISSUING BANKS

                                          BNP PARIBAS SA.,
                                          as Issuing Bank

                                          By: /s/ Nuala Marley
                                              ----------------------------
                                          Title: Director

                                          By: /s/ Todd Rodgers
                                             -----------------------------
                                          Title: Vice President

                                          STANDARD CHARTERED BANK,
                                          as Issuing Bank

                                          By: /s/ Frieda Youlios
                                              ----------------------------
                                          Title: Vice President

                                       73